EXHIBIT 10.2

                            SPURLOCK INDUSTRIES, INC.
                        INCENTIVE STOCK OPTION AGREEMENT


         THIS INCENTIVE STOCK OPTION AGREEMENT (this "Agreement"), effective as of the ___ day of ___________, 199_, is made by and between Spurlock Industries, Inc., a Virginia corporation (the "Company"), and ____________, a key employee of the Company's wholly owned operating subsidiary, Spurlock Adhesives, Inc. ("Employee").

                                    RECITALS:

         A. The Board of Directors of the Company has adopted the Spurlock Industries, Inc. 1995 Incentive Stock Plan (the "Plan"), pursuant to which a committee of the Board (the "Committee") is authorized to grant to employees, who have contributed significantly or who can be expected to contribute significantly to the profits or growth of the Company or its subsidiaries, one or more options to purchase the Common Stock of the Company. Capitalized terms used herein have the definitions ascribed to them in the Plan unless the context otherwise requires. This Agreement is subject to the applicable provisions of the Plan and to such other provisions as the Committee may determine.

         B. The Committee has determined that Employee has contributed significantly to the profits and growth of Spurlock Adhesives, Inc., the Company's wholly owned subsidiary, and desires to induce Employee to continue to contribute significantly by granting to Employee an Incentive Stock Option.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained, the parties hereby agree as follows:

         1. Incentive Stock Option. Subject to the conditions stated in this Agreement and the Plan, a copy of which is attached hereto as Exhibit A, the Company hereby grants to Employee an Incentive Stock Option (the "Incentive Option") to purchase from it ________________(______) shares of the authorized and unissued Common Stock of the Company (the "Incentive Shares"). Employee shall not have any rights as a shareholder with respect to the shares subject to the Incentive Option until the date he purchases such shares.

         2. Exercise of Incentive Option. Subject to the provisions of this Agreement and the Plan, Employee may exercise the Incentive Option in whole or part at any time before the expiration of the Incentive Option by delivering to the Company a written notice of exercise specifying the number of whole shares to be purchased in multiples of 1,000 and the effective date of the exercise (which shall be a date coinciding with or following the Company's receipt of such notice). Any written notice of exercise of the Incentive Option shall be accompanied by payment of the Purchase Price (as determined in accordance with Section 3 hereof) for the Incentive Shares being purchased. Such payment shall be made in cash, unless an alternative method of payment is approved in advance by the Committee. The Committee may establish such other payment terms as it deems appropriate. As soon as practicable after receipt of payment, the Company shall deliver to Employee a certificate or certificates representing the number of Incentive Shares purchased.

         3. Option Price and Purchase Price. The option price for any Incentive Shares sold to Employee pursuant to any exercise of the Incentive Option shall be ____________ ($____) per share (the "Option Price"), an amount no less than the Fair Market Value of each share as of the date of this Agreement. The purchase price shall equal the number of Incentive Shares to be purchased multiplied by the Option Price (the "Purchase Price").

         4. Term. The Incentive Option shall expire upon the first to occur of the following:

            (a)   Employee purchases all of the Incentive Shares;

            (b)   Ten (10) years pass from the date of this Agreement;

            (c) Employee's employment with the Company shall have been terminated for three or more months for any reason other than his death or disability; or

            (d) Employee's employment with the Company shall have been terminated for one or more years due to his death or disability.

         5. Representation and Warranties. Any shares transferred to the Employee pursuant to the Incentive Option will be free and clear of all liens, pledges and encumbrances. With the exception of this express warranty, the Company makes no covenants, representations or warranties with respect to the Incentive Option or the Incentive Shares.



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         6.  Miscellaneous.

         (a) The Incentive Option is not transferable by Employee other than by will or by the applicable laws of descent and distribution.

         (b) All notices and other communications which are required or permitted to be given hereunder shall be in writing and shall be deemed effective when mailed postage prepaid, certified mail, return receipt requested, to the last address of the party to whom notice is being sent as shown on the corporate records of the Company.

         (c) The  terms  of the  Plan  shall  control  the  operation  of  this
Agreement,   except  to  the  extent  that  the  Agreement  provides  terms  not inconsistent with the Plan.

         (d) This Agreement shall be interpreted, governed and enforced according to the laws of the Commonwealth of Virginia.

         WITNESS the following duly authorized signatures as of the date first above written.

                                        SPURLOCK INDUSTRIES, INC.



                                        By:
                                            ---------------------------------
                                            Irvine R. Spurlock, President


                                        EMPLOYEE

                                        -------------------------------------

                                        ---------------------



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                            SPURLOCK INDUSTRIES, INC.
                            1995 STOCK INCENTIVE PLAN

                          Employee's Notice of Exercise
                            of Incentive Stock Option




1.       Date of Exercise                              ------------------------
          (Date Notice is Delivered)

2.       Number of Option Shares to be
          Purchased                                    ------------------------

3.       Preferred Date of Transfer                    ------------------------


         I, ________________, currently hold an outstanding, unexercised and unexpired Incentive Stock Option under the Spurlock Industries, Inc. 1995 Stock Incentive Plan (the "Plan") to purchase up to __________ shares of the Common Stock, as defined in the Plan, of the Corporation at the Option Price of $_________ per share, and hereby exercise my option to purchase _________ shares of the Common Stock of the Corporation for a total Purchase Price of $__________. Please accept this formal exercise of my option for the number of shares stated above and arrange the closing of this purchase.



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